SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         January 12, 2005
                                                         ----------------


                           GOLD BANC CORPORATION, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

         Kansas                     0-28936                    48-1008593
         ------                     -------                    ----------
(State of Incorporation)   (Commission File Number)         (I.R.S. Employer
                                                          Identification Number)


                    11301 Nall Avenue, Leawood, Kansas 66211
                    ----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (913) 451-8050
                                 --------------
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Item 1.01  Entry into a Material Definitive Agreement

      On January 13, 2005, Gold Banc Corporation, Inc. (the "Company") issued a press release announcing the signing of a Branch Purchase and Assumption Agreement, dated January 12, 2005, with Olney Bancshares of Texas, Inc. for the sale of five Gold Bank branches located in Oklahoma City, El Reno, Kingfisher, Hennessey, and Enid, Oklahoma. The sale, which will be finalized upon receipt of regulatory approval, includes combined deposits of approximately $349 million and combined total loans of approximately $343 million.

      Gold Bank, the Company's banking subsidiary, will continue to operate its three banking locations in Tulsa. Gold Banc will receive a $34 million fixed premium for the sale, and will retain approximately $39.1 million of equity and $4.3 million of unallocated allowance for loan losses previously assigned to sold branches.

      A copy of the press release and Branch Purchase and Assumption Agreement are attached hereto and incorporated by reference herein.



Item 9.01. Financial Statements and Exhibits


Exhibit Number  Description
--------------  -----------

10.1            Branch Purchase and Assumption Agreement, dated
                January 12, 2005, by and between Gold Banc
                Corporation, Inc. and Olney Bancshares of Texas, Inc.

99.1            Press Release, dated January 13, 2005

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

                               GOLD BANC CORPORATION, INC.


Dated: January 18, 2005
                               By:/s/ Rick J. Tremblay
                                  ---------------------
                                   Rick J. Tremblay
                                   Executive Vice President and
                                   Chief Financial Officer